Exhibit 99.1

CONTACTS:
Kenneth Traub
President and Chief Executive Officer
American Bank Note Holographics, Inc.
Tel. (914) 593-0809
KTRAUB@ABNH.COM

Adam Scheer
Vice President, Corporate Development
American Bank Note Holographics, Inc.
Tel. (914) 593-0871
ASCHEER@ABNH.COM

AMERICAN BANK NOTE HOLOGRAPHICS’ HOLOMAG™
TO BE FEATURED ON VISA BRANDED CARDS

ELMSFORD, N.Y. – April 11, 2005 –  American Bank Note Holographics, Inc. (“ABNH”) (OTC Bulletin Board: ABHH) announced today that it has entered into an agreement with Visa International to supply HoloMag™ for use on Visa branded cards worldwide.

HoloMag will be introduced as part of Visa’s initiative to evolve its brand framework so as to better reflect the growing choice of payment products and services available to buyers and sellers today and in the future.  HoloMag was created by ABNH and is a tightly controlled security product that integrates overt and covert security features into magnetic tape.  ABNH and Visa have created a new custom HoloMag design that will be incorporated on Visa branded cards from late 2005.

“The Visa dove hologram has been an integral part of Visa cards for over 20 years and has played a significant role in reducing counterfeit fraud,” said Brian Buckley, senior vice president, International Risk Management, Visa International.  “By incorporating the hologram into the magnetic stripe on the back of the card, we enhance security and create a more flexible card format.”

HoloMag will be implemented during initial card production in place of traditional magnetic tape and merchants will require no special equipment since HoloMag cards can be read by existing card-reading machines.

 “The original Visa dove hologram was one of the first holograms to be used for counterfeit deterrence and helped to bring credibility and legitimacy to the security hologram industry 20 years ago.  The ubiquitous Visa dove hologram has become one of the most widely recognized authentication devices in the world”, commented Kenneth Traub, President and CEO of ABNH, “We are delighted to be able to fulfill Visa’s current objectives for enhanced card security while simultaneously improving the attractiveness of Visa branded cards.  We look forward to working with Visa for many more years to come.”

About American Bank Note Holographics, Inc.

American Bank Note Holographics is a world leader in the origination, production and marketing of holograms.  The Company’s products are used primarily for security applications for the protection of transaction cards, identity documents, documents of value, pharmaceuticals and other consumer and industrial products.  ABNH is currently headquartered in Elmsford, NY and plans to move its headquarters to Robbinsville, NJ in 2005.  For more information, visit www.abnh.com

About Visa International

Visa is the world’s leading payment brand generating over US$3 trillion in annual card sales volume. Visa has unsurpassed acceptance in more than 150 countries. The Visa organization plays a pivotal role in developing innovative payment products and technologies to benefit its 21,000 member financial institutions and their cardholders. Visa is a leader in Internet based payments and is pioneering the creation of u-commerce, or universal commerce—the ability to conduct commerce anywhere, anytime, and any way. For more information, visit www.corporate.visa.com

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Forward-Looking Statement

This news release includes forward-looking statements that involve risks and uncertainties. Although the Company believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from the Company without charge. The Company undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

This release and prior releases are available on the ABNH Web site at www.abnh.com